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The Chase Manhattan Corporation
270 Park Avenue
New York, NY  10017-2070

                                  NEWS RELEASE


Investor Contact:  John Borden                    Press Contact:  Kathleen Baum
                   212-270-7318                                   212-270-5089

 For Immediate Release                                            John Stefans
                                                                  212-270-7438


                       CHASE ANNOUNCES STOCK BUYBACK PLAN


       New York, October 15, 1996 -- The Board of Directors of The Chase Manhattan Corporation today authorized a common stock repurchase program for the Corporation. The Corporation is authorized until December 31, 1998, to purchase up to $2.5 billion of its common shares, in addition to such other number of common shares as may be necessary to provide for expected issuances under the Corporation's dividend reinvestment plan and its various stock-based director and employee benefit plans.

       At yesterday's  closing price of $82.50,  the $2.5 billion  authorization
would  represent   30,303,000   shares  or  approximately  6.9  percent  of  the
Corporation's common shares outstanding.

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